UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a – 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Questions & Answers Regarding the Consent

to Sell the Properties Owned by Rancon Realty Fund V

1.	Why have you sent me the Consent Solicitation Statement and Consent Form?

You have been sent the Consent Solicitation Statement (“Proxy Statement”) and Consent Form (“Proxy Form”) because you own units of Rancon Realty Fund V (“Rancon V”) and are entitled to vote to approve dissolving and winding up the Partnership.

2.	What am I voting on?

You are voting on a proposal to sell all Rancon V’s assets, pay (or make a provision for) all the obligations and liabilities, distribute all the available cash in accordance with the Partnership Agreement, and then terminate the Partnership.

3.	How does the vote pass?

The vote will pass if owners of 50% or more of the units consent to the proposal.

4.	What is the recommendation of the General Partners?

The General Partners recommend that investors vote FOR the proposal.

5.	Why do you want us to vote now?

According to the Partnership Agreement, a vote must be taken when the Partnership is ready to sell all or substantially all of its remaining assets. It usually takes a month or more for the vote process, and that could interrupt sensitive sales negotiations.

6.	When will the properties be sold?

We expect it will take approximately 12 to 18 months to sell the properties after the vote has been completed. That timeframe is in line with Rancon V’s expiration date of December 31, 2015.

7.	What does it mean if I get more than one Proxy Statement and Proxy Form?

It means that you own units of the Partnership under different registrations. You may own units:

•	in a retirement account, such as an IRA,
•	in your name only,
•	jointly with another person, such as your spouse,
•	in a Living Trust or a Family Trust, or
•	in other ways.

Please be sure to sign and return all Proxy Forms you receive to make sure that all your units are voted.

8.	How do I vote?

You vote by signing and dating your Proxy Form, selecting your choice (FOR or AGAINST) and mailing the Proxy Form to Preferred Partnership Services, Inc. (the company that is counting the votes) in the enclosed Business Reply envelope.

You can also fax, scan and e-mail, or personally deliver your Proxy Form to them. The fax number, e-mail address and street address are all at the bottom of this page.

If you return a signed Proxy Form and do not select a choice, your units will be voted as FOR to the proposal.

If you do not return a signed Proxy Form, you are choosing to not vote. Not voting is not the same as voting FOR the proposal.

Preferred Partnership Services, Inc.
261 Boeing Court	Toll-free 888-909-7774 Fax 925-341-0167
Livermore, California 94551	E-mail to proxy@myinvestment.com

9.	How long do I have to send in my vote?

Proxy Forms can be sent indefinitely, until owners of 50% or more of the of units consent to the proposal, or until the General Partners abandon the solicitation.

10.	How much will I get from the sale of the Tri-City properties?

Please refer to page 2, and pages 14 – 15 of the Proxy Statement for information on the Estimated Net Liquidation Value.

11.	What will happen if the vote does not pass?

If the vote does not pass, the General Partners will continue operate the Partnership as they have in the past, until it is dissolved on December 31, 2015, in accordance with the Partnership Agreement (unless investors vote before then to liquidate the Partnership).

12.	What if I change my mind after I send in my Proxy Form?

You can change your vote at any time before the end of the voting period by signing and dating a new Proxy Form, and mailing, faxing, e-mailing or delivering the new Proxy Form to the company counting the votes, before the end of the voting period.

To get a new Proxy Form, simply call the toll free number 888-909-7774, and a new form will be sent to you.

13.	Whom can I call if I have questions?

If you have any questions regarding the Proxy Statement or your Partnership, please call Preferred Partnership Services at 888-909-7774 and a representative will be happy to help you. You can also e-mail any questions to proxy@myinvestment.com.

The foregoing is a summary in question and answer format of certain information contained in the Proxy Statement. Reference is made to, and this Questions & Answer information sheet is qualified in its entirety by, the more detailed information contained in the Proxy Statement including the Appendices thereto. Holders of units in the Partnership are urged to read carefully the Proxy Statement and the Appendices thereto in their entirety before they vote.

Preferred Partnership Services, Inc.
261 Boeing Court	Toll-free 888-909-7774 Fax 925-341-0167
Livermore, California 94551	E-mail to proxy@myinvestment.com